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MagneGas Corporation

(Name of Registrant as Specified in Its Charter)

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MAGNEGAS CORPORATION

150 RAINVILLE ROAD

TARPON SPRINGS, FL 34689

(727) 934-3448

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:

This Information Statement is being made available to the holders of record of the outstanding shares of common stock, $0.001 per value per share (the “Common Stock”) and the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), of MagneGas Corporation, a Delaware corporation (the “Company”), as of the close of business on April 18, 2015, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to the Annual Meeting of Stockholders of the Company for the year ended December 31, 2014 (the “Annual Meeting”). The Annual Meeting will be held on May 28, 2015 at 9 a.m. local time at 150 Rainville Road, Tarpon Springs, FL 34689.

The Annual Meeting will not include a presentation by management.

At the Annual Meeting, the following three proposals will be submitted to the Company’s stockholders:

1. To elect the nominees named in this Information Statement to the Board of Directors (the “Board”);

2. To ratify the appointment of DKM Certified Public Accountants (“DKM”) as the Company’s independent registered public accounting firm; and

3. To ratify the terms of the issuance and sale, as part of the October 2014 Financing (as defined hereafter), of the Company’s Common Stock, Series D-1 and D-2 convertible preferred stock and warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D-1 and D-2 convertible preferred stock and the issuance of shares of the Company’s Common Stock issuable upon the exercise of the warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d). This is not a new issuance of stock by to ratify the issuance and sale from the October 2014 financing.

This Information Statement is being furnished to you solely for the purpose of informing you of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C, and applicable provisions of the Delaware General Corporation Law and the Company’s governing documents.

By order of the Board of Directors

/s/ Ermanno Santilli
Ermanno Santilli
April [20], 2015	Chief Executive Officer and Director

INFORMATION STATEMENT

OF

MAGNEGAS CORPORATION

150 RAINVILLE ROAD

TARPON SPRINGS, FL 34689

(727) 934-3448

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You should review the preceding Notice of Annual Meeting and this Information Statement in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”). The preceding Notice of Annual Meeting and this Information Statement and our Annual Report are available online at www.magnegas.com. On or about April [30], 2015, the preceding Notice of Annual Meeting and this Information Statement as well as a document entitled “Information Required to be Included in Annual Report to Security Holders” (collectively, the “Annual Meeting Materials”) will be mailed to the holders of our Common Stock and Series A Preferred Stock as of the Record Date (as defined below).

OUTSTANDING SHARES AND VOTING RIGHTS

The Board has fixed the close of business on April 18, 2015 as the record date (the “Record Date”) for the determination of the holders of our Common Stock and Series A Preferred Stock entitled to notice of, and to vote at, the Annual Meeting.

At the close of business on the Record Date, there were approximately [ ] shares of our Common Stock outstanding.

As of the Record Date, there were 1,000,000 shares of Series A Preferred Stock issued and outstanding.  All 1,000,000 shares are held by Global Alpha, LLC (the “Majority Stockholder”). The Majority Stockholder is a privately owned company of which Carla Santilli (a member of our Board) and Ruggero Santilli each own 50%. Ermanno Santilli (our Chief Executive Officer and a member of our Board) and Luisa Ingargiola (our Chief Financial Officer and Secretary and a member of our Board) are voting members of the Majority Stockholder but have no equity interest. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share.  The total aggregate number of votes for the Series A Preferred Stock is 100 billion.

The Majority Stockholder has indicated it will attend the Annual Meeting. The presence of the Majority Stockholder at the Annual Meeting will constitute a quorum for the conduct of the meeting. The Majority Stockholder represents a majority of the outstanding voting shares and the number of votes entitled to be cast on the matters to be considered at the Annual Meeting.

The Majority Stockholder has indicated it will vote its shares “FOR” each of the nominees for election to the Board, “FOR” the ratification of the appointment of DKM and “FOR” the ratification of the terms of the issuance and sale, as part of the October 2014 Financing, of the Company’s Common Stock, Series D-1 and D-2 convertible preferred stock and warrants exercisable into shares of the Company’s Common Stock, and the approval of the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series D-1 and D-2 convertible preferred stock and the issuance of shares of the Company’s Common Stock issuable upon the exercise of the warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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PROPOSAL 1:

ELECTION OF DIRECTORS

Eight directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. The eight director candidates receiving the highest number of votes will be elected as directors of the Company. Votes against the directors and votes withheld will have no legal effect. The Board has nominated the current eight directors of the Company for re-election to the Board at the Annual Meeting to serve until the Annual Meeting of Stockholders for the year ended December 31, 2015, or until their successors are elected and qualified. The persons nominated by the Board for election as directors, each of whom is currently a director, are Ermanno P. Santilli, Luisa Ingargiola, Carla Santilli, Christopher Huntington, Kevin Pollack, Robert L. Dingess, William W. Staunton III, and Joseph C. Stone. All of the nominees have consented to being named in this Information Statement and to serve following their election.

 The Board recommends you vote “FOR” each director.

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INFORMATION REGARDING DIRECTORS

Below is information about each director, including biographical data for at least the past five years and an assessment of the skills and experience of each nominee. On May 15, 2014, Jacques Kerrest resigned from his position as a member of the Board.

NAME	AGE	POSITION

Ermanno P. Santilli	45	Director
Luisa Ingargiola	47	Director
Carla Santilli	73	Director
Christopher Huntington	54	Director
Kevin Pollack	44	Director
Robert L. Dingess	68	Chairman of the Board, Director
William W. Staunton III	66	Director
Joseph C. Stone	48	Director

Ermanno P. Santilli has served as a Director since June 21, 2012 and has been our Chief Executive Officer since June of 2012 and is the son of Dr. Santilli, our former CEO and Chairman. Prior to his role as CEO, Mr. Santilli was Executive Vice President of International Relations since 2009.  Mr. Santilli was employed by Ingersoll Rand Company from March 2008 to April 2009 where he served as Vice President of Climate Control Business, Global Rail and Aftermarket. In this capacity he oversaw a department that generated over $270 million in sales and $80 million in operating income. He managed sales, business development, product management, and warehousing and dealer development with indirect procurement, manufacturing and engineering. Mr. Santilli also drove development of new business and rail markets in Australia and India.

From March 2006 to February 2008 Mr. Santilli served as Vice-President of Climate Control Aftermarket EMEA, he led a department that generated total sale of $150 million and operating income of $50 million. He was responsible for business development, product management, warehousing, procurement, engineering and dealer development with indirect sales. From December 2003 to February 2006 Mr. Santilli served as Vice-President of Customer Relations for Climate Control EMEA. He had operational responsibility for customer satisfaction for customers with total sales aggregating over 1 billion dollars. Mr. Santilli had direct responsibility for order management, credit and collections, warranty, business intelligence and dealer development.

Mr. Santilli’s qualifications to serve on our Board include his financial and management experience.

Luisa Ingargiola has served as our Chief Financial Officer, Secretary and Director since May 2007 and is the daughter of Dr. Santilli. Luisa Ingargiola graduated in 1989 from Boston University with a Bachelor Degree in Business Administration and a concentration in Finance.  In 1996 she received her MBA in Health Administration from the University of South Florida.  In 1990 she joined Boston Capital Partners as an Investment Advisor in their Limited Partnership Division.  In this capacity, she worked with investors and partners to report investment results, file tax forms, and recommend investments.

In 1992 she joined MetLife Insurance Company as a Budget and Expense Manager.  In this capacity she managed a $30 million dollar annual budget.  Her responsibilities included budget implementation, expense and variance analysis and financial reporting.  In 2008 she began work on the MagneGas Corporation business plan in preparation for her new role as CFO.

Ms. Ingargiola’s qualifications to serve on our Board include her financial management and reporting experience.

Carla Santilli has been a Director since May 2007 and is the spouse of Dr. Santilli and mother of Luisa Ingargiola and Ermanno Santilli.  Carla Santilli holds a Master Degree in Human Services Administration from the School of Social Work of Boston University. She held positions of Clinical Social Worker and Community Programs Coordinator for the State of Massachusetts.  Since the late 1980's, Mrs. Santilli has been employed as the President and Chief Executive Officer of Hadronic Press, Inc, a physics and mathematics academic publishing company.  In this capacity, Mrs. Santilli has directed the growth of this company from start-up to become one of the world's leading physics and mathematics publishing companies. Books and journals published by Hadronic Press can be found in all of the leading University libraries across the world.  Mrs. Santilli has been involved in the private sector as grant administrator and public relations specialist in the fields of academic publishing and environmental sciences.

Mrs. Santilli’s qualifications to serve on our Board include her thirty years of experience as President and Chief Executive Officer of Hadronic Press, Inc. and her experience in the environmental sciences field.

Christopher Huntington has served as a Director since August 14, 2012.  In 2013 he was appointed as Principal with Encap Development LLC, a leading U. S. renewable energy project developer.  In 2010, Mr. Huntington co-founded the strategic consulting firm, New Energy Fund Advisors, LLC.  In 2007, Mr. Huntington co-founded Skyfuel, Inc, a solar thermal power technology company, where he was the Vice President of Business Development from 2007 until 2010. In 2006, Mr. Huntington founded Redhook Renewable Energy Ventures, LLC, a consulting firm advising renewable energy and clean-tech companies on fund-raising, marketing and media strategies, which he was a principal until 2007.  Mr. Huntington worked at the Cable News Network (CNN) from 1989 to 2006 as a financial news producer and correspondent.  Prior to his employment at CNN, Mr. Huntington worked at Pacific Securities/Robert C. Brown & Co. as an assistant bond trader.  Mr. Huntington attended the University of California, Berkley and was awarded a B.A. in Rhetoric and a special diploma in Social Studies from Oxford University.

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Mr. Huntington’s qualifications to serve on our board of directors include his financial and management experience.

Kevin Pollack has served as a Director since June 21, 2012. Since 2012, Mr. Pollack has been Chief Financial Officer of Lightlake Therapeutics Inc., a biopharmaceutical company. From 2007 until 2013, Mr. Pollack was a managing director at Paragon Capital LP, a private investment firm focused primarily on U.S.-listed companies. Since 2003, Mr. Pollack has also served as president of Short Hills Capital LLC. Prior to that, Mr. Pollack worked as an investment banker at Banc of America Securities LLC, focusing on mergers and acquisitions, corporate finance, and the media and telecom sectors. Mr. Pollack started his career at Sidley Austin LLP (formerly Brown & Wood LLP) as a securities attorney. Since 2012, Mr. Pollack has served as a member of the boards of directors of Lightlake Therapeutics Inc. and Pressure BioSciences, Inc. Mr. Pollack graduated magna cum laude from the Wharton School of the University of Pennsylvania and received a dual J.D./M.B.A. from Vanderbilt University, where he graduated with Beta Gamma Sigma honors.

Mr. Pollack’s qualifications to serve on our board of directors include his financial and management experience.

Mr. Robert L. Dingess has served as a Director and as Chairman of our Board of Directors since April 30, 2013. He has been the Chief Executive Officer of Ideal Management Services, Inc., d/b/a Ideal Image Central Florida, a laser hair removal company, since April, 2004. From 1992 to 2002, Mr. Dingess served as the Chief Executive and owner of Dingess & Associates, Inc., a healthcare consulting and management company.  From 1986 to 1992, Mr. Dingess was a partner in Ernst & Young’s Southeast Region Healthcare Operations Business Officer Practice, where he advised over 200 healthcare clients.  Mr. Dingess holds a Master of Business Administration from Virginia Commonwealth University and a Bachelor of Business Administration from Marshall University.

Mr. Dingess’s extensive experience in managing franchise operations, advising companies and more than twenty-five years of executive management give him the qualifications and skills to serve as a director of our Company.

Mr. William W. Staunton III has served as a Director since April 30, 2013. He has been the President of Accel-RF Corporation, a provider of RF Reliability Test Systems for compound semiconductor devices since 2012.  In 2011, Mr. Staunton founded Kokua Executives, LLC, which provides guidance and interim executive level-leadership to companies.  From 2000 to 2011, Mr. Staunton served as the Chief Executive Officer and a Director of Ramtron International Corporation, which designs, develops and markets specialized semiconductor memory, microcontroller, and integrated semiconductor solutions.  From March 1999 until December 2000, Mr. Staunton served as Chief Operating Officer of Maxwell Technologies, which designs and manufactures multi-chip modules and board products for commercial satellite applications. Previously, Mr. Staunton was executive vice president of Valor Electronics Inc. from April 1996 until February 1999.  Mr. Staunton holds a Bachelor of Science degree in electrical engineering from Utah State University.

Mr. Staunton's extensive experience in the semi-conductor industry, with specific background in Military and Space Contracting, give him the qualifications and skills to serve as a director of our Company.

Mr. Joseph C. Stone has served as a Director since April 30, 2013. He has been a partner at Pace Petroleum, LLC since 2006, a private oil and natural gas company. In 2013 he was appointed a Managing Director at Blackhill Partners, LLC. Mr. Stone was also Senior Vice President of Global Mergers and Acquisitions at the financial services firm of Lehman Brothers.  From 1996 until 2000, Mr. Stone was a Vice President in Investment Banking at Deutsche Banc Alex. Brown.  Additionally, Mr. Stone was a Manager in Audit and Business Advisory Services at Price Waterhouse from 1991 until 1996.  Mr. Stone holds a Master of Business Administration from McCombs School of Business, University of Texas, and a Bachelor of Business Administration in accounting from Baylor University.

Mr. Stone’s experience in the oil and gas industry gives him the qualifications and skills to serve as a director of our Company.

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CORPORATE GOVERNANCE

Our Board

The business and affairs of the company are managed under the direction of our board. We have conducted board of director meetings almost every month since inception. Each of our directors has attended all meetings either in person or via telephone conference. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the Board.

Controlled Company

The Board has determined that the Company meets the definition of a “Controlled Company” as defined by Rule 5615(c) of the NASDAQ Listing Rules.  A “Controlled Company” is defined in Rule 5615(c) as a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company.  Certain NASDAQ requirements do not apply to a “Controlled Company”, including requirements that: (i) a majority of its Board must be comprised of “independent” directors as defined in NASDAQ’s rules; and (ii) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the “Commission”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the board.

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Code of Ethics

We have adopted a code of ethics as of April 4, 2008 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and are to be posted on our website at a future time.   The following is a summation of the key points of the Code of Ethics we adopted:

●	Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our Company;
●	Full compliance with applicable government laws, rules and regulations;
●	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
●	Accountability for adherence to the code.

Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

The audit committee, which was formed on June 21, 2012, assists our Board in its general oversight of, among other things, the company’s policies, guidelines and related practices regarding risk assessment and risk management, including the risk of fraud. As part of this endeavor, the audit committee reviews and assesses the company’s major financial, legal, regulatory, environmental and similar risk exposures and the steps that management has taken to monitor and control such exposures. The audit committee also reviews and assesses the quality and integrity of the company’s public reporting, the company’s compliance with legal and regulatory requirements, the performance and independence of the company’s independent auditors, the performance of the company’s internal audit department, the effectiveness of the company’s disclosure controls and procedures, and the adequacy and effectiveness of the company’s risk management policies and related practices.

Committees of the Board of Directors

On June 21, 2012, our Board formed three standing committees: audit, compensation, and corporate governance and nominating. Actions taken by our committees are reported to the full Board. The Board has determined that all members of each of the audit and compensation committees are independent under the current listing standards of NASDAQ. Our corporate governance and nominating committee is made up of two independent directors and one employee director. Each of our committees has a charter and each charter is posted on our website.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Robert Dingess(1)*	William Staunton*	Luisa Ingargiola
Kevin Pollack	Kevin Pollack	Robert Dingess
Christopher Huntington	Joseph Stone	Kevin Pollack

(1)	Mr. Dingess was appointed to the audit committee after Jacques Kerrest resigned from his position as a member of the Board on May 15, 2014.

* Indicates committee chair

Audit Committee

Our audit committee, which currently consists of three directors, provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the company. Our audit committee employs an independent registered public accounting firm to audit the financial statements of the company and perform other assigned duties. Further, our audit committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our audit committee may rely on the reports, findings and representations of the company’s auditors, legal counsel, and responsible officers. Our Board has determined that all members of the audit committee are financially literate within the meaning of SEC rules and under the current listing standards of NASDAQ. Our Board has also determined that Mr. Dingess qualifies as an “audit committee financial expert.” The audit committee met four times in 2014.

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 Compensation Committee

Our compensation committee, which currently consists of three directors, establishes executive compensation policies consistent with the company’s objectives and stockholder interests. Our compensation committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our compensation committee generally is responsible for:

●	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

●	overseeing our compensation plans, including the establishment of performance goals under the company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

●	overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

●	acting as administrator of any company stock option plans; and

●	overseeing the outside consultant, if any, engaged by the compensation committee.

Our compensation committee periodically reviews the compensation paid to our non-employee Directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the Board on how our non-employee Director compensation practices compare with those of other similarly situated public corporations and, if the compensation committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval. Joseph Stone and William Staunton were appointed to the compensation committee on October 4, 2013. The compensation committee met three times in 2014.

Outside consulting firms retained by our compensation committee and management also will, if requested, provide assistance to the compensation committee in making its compensation-related decisions.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee, which currently consists of three directors, monitors our corporate governance system, assesses Board membership needs, makes recommendations to the Board regarding potential director candidates for election at the annual meetings of stockholders or in the event of any director vacancy, and performs any other functions or duties deemed appropriate by the Board. The corporate governance and nominating committee has not met since its formation on June 21, 2012.

Director candidates must have experience in positions with a high degree of responsibility and leadership experience in the companies or institutions with which they are or have been affiliated. Directors are selected based upon contributions that they can make to the company. The company does not maintain a separate policy regarding the diversity of its Board members. However, consistent with its charter, the corporate governance and nominating committee, and ultimately the Board, seeks directors (including nominees for director) with diverse personal and professional backgrounds, experience and perspectives that, when combined, provide a diverse portfolio of experience and knowledge that will well serve the company’s governance and strategic needs.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the Commission.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of December 31, 2014, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements, with the exception of our officers, directors and greater than 10 percent beneficial owners listed in the table below:

Name	Number of Late Reports	Number and Description of Transactions Not Reported on a Timely Basis

Carla Santilli	36	36 transactions were not reported on a timely basis following the acquisition and disposition of shares in the year ended December 31, 2014.

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Transactions with Related Persons

Since January 1, 2013, there have been no related party transactions in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years.

Director Independence

NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

As of the Record Date, our Board is composed of eight members, of which five directors are independent directors. The five independent directors are Christopher Huntington, Kevin Pollack, William Staunton, Robert Dingess and Joseph C. Stone. In addition, as indicated above, each of our audit committee and compensation committee, described above in “Committees of the Board of Directors,” is composed entirely of independent directors, including the chairpersons of the audit committee and compensation committee. Our corporate governance and nominating committee is made up of two independent directors and one employee director, Luisa Ingargiola. We have not yet appointed a chairperson for the corporate governance and nominating committee. We believe that the number of independent directors that make up our Board benefits the company, as well as our stockholders.

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DIRECTOR COMPENSATION

We have provided Compensation to the Directors in the form of common stock equivalent.  Each non-employee Director receives a combination of common stock and cash for a total of $20,000 per quarter in compensation.

The following table provides information for 2014 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for all of 2014. Other than as set forth in the table, to date we have not paid any fees to or, except for reasonable expenses for attending Board and committee meetings, reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carla Santilli (1)	$18,461	$43,371	—	—	—	—	$61,832
Christopher Huntington	$40,000	$40,000	—	—	—	—	$80,000
Kevin Pollack	$40,000	$40,000	—	—	—	—	$80,000
Robert Dingess	$20,000	$60,000	—	—	—	—	$80,000
Joseph Stone	$10,000	$70,000	—	—	—	—	$80,000
William Staunton III	$40,000	$40,000	—	—	—	—	$80,000

(1)	Carla Santilli resigned as a non-executive employee and began compensation as a non-employee Director in May 2014.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2014, and 2013 in all capacities for the accounts of our executives, including the Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)

Ermanno Santilli, CEO (1)	2014	$120,000	$0	$0	$0	$0	$0	$120,000
	2013	144,000	0	0	0	0	0	144,000

Luisa Ingargiola, CFO (2)	2014	$100,000	$0	$0	$0	$0	$0	$100,000
	2013	112,269		0	0	0	0	112,269

Carla Santilli, Director (3)	2014	$18,461	$0	$43,371	$0	$0	$0	$61,832
	2013	32,769	$0	0	0	0	0	32,769

(1)	Ermanno Santilli’s compensation includes 37,500 shares of common stock options per calendar quarter, with a strike price of $1.50, expiring in 2017.

(2)	Compensation also includes 25,000 common stock options per calendar quarter, with a strike price of $1.50, expiring in 2017.

(3)	Carla Santilli was compensated as a non-executive employee of the Company through May 2014 when she resigned as an employee and her compensation shifted to that of a non-employee Director. Carla Santilli’s compensation includes 25,000 shares of common stock options per calendar quarter, with a strike price of $1.50, expiring in 2017.

Employment Agreements

The employment agreement for Ermanno Santilli expired March 31, 2014 and the Board is currently negotiating an extension of this contract. Effective January 1, 2015, his annual salary was increased to $130,000 per year plus bonus to be determined by the Board based on performance.

The employment agreement for Luisa Ingargiola expired March 31, 2014 and the Board is currently negotiating an extension of this contract. Effective January 1, 2015, her annual salary was increased to $120,000 per year plus bonus to be determined by the Board based on performance.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information regarding our shares of common stock beneficially owned as of the Record Date, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Record Date. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Record Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 150 Rainville Road, Tarpon Springs, FL 34689.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)		Amount and Nature of Beneficial Ownership of Preferred Stock		Percent of Preferred Stock (2)
5% Stockholders
Global Alpha, LLC (3) 35246 US 19 #311 Palm Harbor, FL 34684	2,307,829		6.20%		1,000,000		100%

Global Beta, LLC (4) 35246 US 19 #311 Palm Harbor, FL 34684	1,210,396		3.25%				%

DDI Industry International Rm.B-1613 Peking Times Square, Huizhongli #103, Chaoyang Dis. Beijing China 100101	2,199,441		5.9	1%

Dr. Ruggero Maria Santilli 90 Eastwinds Ct Palm Harbor FL 34683	5,008,083	(5)	13.16%		1,000,000	(6)	100%
Directors and Executive Officers
Carla Santilli 90 Eastwinds Ct Palm Harbor FL 34683	5,008,083	(5)	13.16%		1,000,000	(6)	100%

Luisa Ingargiola 930 Florida Ave Palm Harbor FL 34683	741,304	(7)	1.97%		1,000,000	(6)

Ermanno Santilli 1855 Venetian Point Clearwater, Florida 33755	1,475,308	(8)	3.91%		1,000,000	(6)

Joseph Stone	129,287		*

William Staunton	87,602		*

Robert Dingess	751,977		2.0	2%

Christopher Huntington	100,937		*

Kevin Pollack	101,025		*

All directors and officers as a group (8 people)	8,125,523	(9)	20.93%		1,000,000		100%

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* Less than 1%.

(1)	Based on [37,241,505] shares of common stock outstanding as of the Record Date. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. On June 26, 2012 we effected a 10-for-1 reverse stock split of our common stock.

(2)	Based on 1,000,000 shares of Series A Preferred Stock issued and outstanding as of March 2, 2015. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share. The total aggregate number of votes for the Series A Preferred Stock is 100 billion.

(3)	Global Alpha, LLC (“Global Alpha”) is a privately owned company in which Ruggero Santilli and Carla Santilli each own 50% of the company. Ermanno Santilli and Luisa Ingargiola are voting members of Global Alpha, LLC but have no equity interest.

(4)	Global Beta, LLC is a privately owned company in which Ruggero Santilli and Carla Santilli each own 50% of the company.

(5)	Includes 2,307,829 shares held by Global Alpha; 1,210,396 shares held by Global Beta; 313,000 shares held by Clean Energies Tech, in which Ruggero Santilli owns 50% of the company; 270,000 shares held by the RM Santilli Foundation in which Carla Santilli, the wife of Ruggero Santilli, owns 50% of the company; 10,000 shares held in Ruggero Santilli’s own name; 525,000 shares of common stock underlying options held by Ruggero Santilli that are presently exercisable; 71,858 shares held in the name of Carla Santilli; and 300,000 shares of common stock underlying options held by Carla Santilli, that are presently exercisable. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683.

(6)	These shares are held by Global Alpha.

(7)	Includes 441,304 shares which Luisa Ingargiola owns directly; and 300,000 shares of common stock underlying options held by Luisa Ingargiola that are presently exercisable.

(8)	Includes 755,308 shares which Ermanno Santilli owns directly; 270,000 shares held by the RM Santilli Foundation in which Ermanno Santilli owns 50% of the company; and 450,000 shares of common stock underlying options held by Ermanno Santilli that are presently exercisable.

(9)	The total does not equal the sum of each entry due to some shares being included in more than one entry.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2014, regarding shares of common stock that may be issued under the Company’s equity compensation plans, including the 2014 Equity Incentive Award Plan (the “Equity Plan”). Information is included for the Equity Plan – which was approved by the Company’s shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	235,000	1.49	585,512
Equity compensation plans not approved by security holders (2)	0		0
Total	235,000		585,512

(1) Consists of the Equity Plan. In the year ended December 31, 2014, 235,000 shared underlying options were issued and 179,488 shares of common stock were issued pursuant to the Equity Plan.

(2) N/A.

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PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF DKM CERTIFIED PUBLIC ACCOUNTANTS

The Board has appointed DKM Certified Public Accountants (“DKM”) as our independent registered public accounting firm to audit the consolidated financial statements of MagneGas and its subsidiaries for the fiscal year ending December 31, 2015. Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we submitted the selection of DKM to our Majority Stockholder for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the audit committee will reconsider the selection, although the Board will not be required to select a different independent auditor for our company.

On January 1, 2012, the audit firm of Randall N. Drake CPA, P.A. changed its name to Drake & Klein CPAs.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

On December 17, 2012, the audit firm of Drake & Klein CPAs changed its name to DKM Certified Public Accountants.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

Audit Fees

The aggregate fees billed by DKM Certified Public Accountants for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended December 31, 2014 and for the review of the Company’s financial statements for the periods ended March 31, 2014,June 30, 2014 and September 30, 2014 was $55,500.

Audit Related Fees

There were no fees for audit related services for the years ended December 31, 2014 and 2013.

Tax Fees

For the Company’s fiscal years ended December 31, 2014 and 2013, we were not billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

All of the above services and fees were reviewed and approved by our audit committee. No services were performed before or without approval.

The Board recommends that you vote “FOR” the ratification of the appointment of DKM.

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 PROPOSAL 3:

RATIFICATION OF ISSUANCE AND SALE, AS PART OF THE OCTOBER 2014 FINANCING, OF COMMON STOCK, SERIES D-1 CONVERTIBLE PREFERRED STOCK, SERIES D-2 CONVERTIBLE PREFERRED STOCK, AND WARRANTS AND APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF SERIES D-1 AND D-2 CONVERTIBLE PREFERRED STOCK AND THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS

On October 21, 2014, the Company entered into a Securities Purchase Agreement (the “October Purchase Agreement”) with an institutional investor (the “October Investor”) providing for the issuance and sale by the Company of 3,000,000 shares of the Company’s Common Stock at a purchase price of $1.00 per share (the “October Common Shares”), 1,060 shares of the Company's Series D-1 convertible preferred stock, par value $0.001 per share, at a purchase price of $1,000 per share (the “Series D-1 Preferred Shares”), which are convertible into a total of 1,060,000 shares of common stock for an aggregate purchase price of $4,060,000 (the October Common Shares, and Series D-1 Preferred Shares shall be referred to as the “October Registered Stock”). Pursuant to the October Purchase Agreement, the October Investor also agreed to purchase 940 shares the Company’s Series D-2 convertible preferred stock, par value $0.001 per share, at a purchase price of $1,000 per share, in a private placement (the “Series D-2 Private Placement Preferred Shares,” together with the Series D-1 Preferred Shares, the “October Preferred Stock”), which are convertible into a total of 940,000 shares of the Company’s Common Stock for an aggregate purchase price of $940,000. In connection with the purchase of the Series D-2 Private Placement Preferred Shares, the October Investor received a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price equal to $1.31 (the “October Investor Warrant”). The October Investor Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable.

Moreover, in connection with the October 2014 Financing, the Placement Agent received cash compensation equal to 7% of the total amount raised and received a warrant to purchase an aggregate amount of 250,000 shares of the Company’s common stock (“October Agent Warrant”).

The closing of the sale of these securities occurred on October 23, 2014.

The issuance and sale of the October Common Shares, October Preferred Stock, October Investor Warrant, and October Agent Warrant are referred to herein collectively as the “October 2014 Financing”.

Shares of October Preferred Stock have a liquidation preference equal to the stated value of each share of October Preferred Stock or $1,000 per share. The shares of October Preferred Stock do not have any voting rights other than if the Company seeks to alter or adversely affect the rights of the October Preferred Stock. Subject to certain ownership limitations as described below, shares of October Preferred Stock are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $1.00 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Subject to limited exceptions, holders of shares of October Preferred Stock will not have the right to convert any portion of their October Preferred Stock that would result in the holder, together with its affiliates, beneficially owning in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion. In addition, until such time as the Company has received stockholder approval as required by NASDAQ Marketplace Rule 5635(d), as described in more detail below, the Company may not issue, upon partial or full conversion of the October Preferred Stock, a number of shares of common stock which, when aggregated with the October Common Shares, any shares previously issued pursuant to a partial conversion of the October Preferred Stock, and the shares issuable upon the exercise of the October Agent Warrant, would exceed 19.99% of the total number of shares of common stock outstanding on October 20, 2014 (the trading day immediately preceding the date of the October Purchase Agreement) (the “Issuable Maximum”). The Issuable Maximum was 6,712,993.

The October Registered Stock was offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on May 17, 2013 and declared effective on May 28, 2013 (File No. 333- 188661) (the “Registration Statement”). On October 22, 2014, we filed a prospectus supplement with the SEC in connection with the sale of the October Registered Stock.

The Series D-2 Private Placement Preferred Shares and October Investor Warrant were issued and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the Investor may convert the Series D-2 Private Placement Preferred Shares and exercise the October Investor Warrant and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Pursuant to a Registration Rights Agreement, dated October 21, 2014, by and between the Company and the October Investor (the “October Registration Rights Agreement”), the Company agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of the Series D-2 Private Placement Preferred Shares and upon exercise of the October Investor Warrant. In November 2014, the Company filed a registration statement covering the resale of the shares of common stock issuable upon exercise of the October Investor Warrant and the October Agent Warrant. This registration statement became effective in December 2014.

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Additionally, subject to certain exemptions and adjustments, if we sell or grant any option to purchase or any right to reprice, or otherwise dispose of, or issue, any Common Stock or any securities which would entitle the holder to acquire Common Stock (“Common Stock Equivalents”) entitling another person to acquire shares of Common Stock at an effective price per share that is lower than the $1.00 conversion price of the Series D-2 Private Placement Preferred Shares, then the conversion price for the Investor with respect to the Series D-2 Private Placement Preferred Shares will be reduced to that lower price. This adjustment will be made whenever Common Stock or Common Stock Equivalents are issued. This dilution protection is provided to the Investor until such date immediately following 20 consecutive trading days where the volume weighted average price for our Common Stock exceeds $1.50 and there is an effective registration statement permitting the Investor to resell the shares of Common Stock issued upon conversion of the Series D-2 Private Placement Preferred Shares.

Although the sale, issuance, or potential issuance by the Company of the October Common Shares, the shares issuable upon conversion of the October Preferred Stock at the base conversion price of $1.00, and the shares issuable upon the exercise of the October Agent Warrant, all as contemplated by the October Purchase Agreement, does not equal the Issuable Maximum and thus does not equal 20% or more of our Common Stock (or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock), given the anti-dilution provisions of the of the Series D-2 Private Placement Preferred Shares, it is possible that 20% or more of our Common Stock could be sold or issued to the October Investor if they are able to convert the Series D-2 Private Placement Preferred Shares at a conversion price lower than $1.00. As a result, stockholder approval is required under NASDAQ Marketplace Rule 5635(d). This proposal is to ratify the issuance and sale, as part of the October 2014 Financing, of the October Common Shares, Series D-1 Preferred Shares, Series D-2 Private Placement Preferred Shares, October Investor Warrant, and the October Agent Warrant and to approve the issuance of shares of Common Stock issuable upon conversion of the Series D-1 Preferred Shares and the Series D-2 Private Placement Preferred Shares, and to approve the issuance of shares of Common Stock issuable upon the exercise of the October Investor Warrant and the October Agent Warrant as required by and in accordance with NASDAQ Marketplace Rule 5635(d). Approval of this proposal will constitute approval pursuant to NASDAQ Marketplace Rule 5635(d) and under the terms of the October Purchase Agreement.

 The Board recommends that you vote “FOR” the ratification of the issuance and sale, as part of the October 2014 Financing, of Common Stock, Series D-1 Convertible Preferred Stock, Series D-2 Convertible Preferred Stock, and Warrants and approval of issuance of shares of Common Stock issuable upon the conversion of Series D-1 and D-2 Convertible Preferred Stock and the issuance of shares of Common Stock issuable upon the exercise of the Warrants.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 12, 2015;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on, respectively, May 12, August 6, and November 10, all in 2014;

●	Our Current Reports on Form 8-K or Amendments to Current Report on Form 8-K/A filed with the SEC on the following dates: January 15, January 22, January 24, March 27, April 1, May 20, August 25, October 2, October 9, October 14, October 17, October 21, October 24, October 30, November 3, December 17, and December 29, all in 2014, and March 23 and March 26, each in 2015.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one set of Annual Meeting Materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting Materials to a stockholder at a shared address to which a single copy of the Annual Meeting Materials was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting Materials, to the Company at Corporate Secretary, 150 Rainville Road, Tarpon Springs, FL 34689, telephone: (727) 934-3448.

If multiple stockholders sharing an address have received one copy of the Annual Meeting Materials or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Annual Meeting Materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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PROPOSALS OF STOCKHOLDERS

As of the date of this Information Statement, we had not received notice of any stockholder proposals for the Annual Meeting for the year ended December 31, 2014 described herein and proposals received 10 days after the date of this information statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our information statement for the annual meeting for the year ended December 31, 2015, the Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

MagneGas Corporation

Attention: Luisa Ingargiola, Secretary

150 Rainville Road

Tarpon Springs, FL 34689

Tel: (727) 934-3448

Under Rule 14a-8, to be timely, a stockholder’s notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date our information statement is released to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our annual meeting materials.  Therefore, stockholder proposals intended to be presented at the annual meeting for the year ended December 31, 2015 must be received by us at our principal executive office no later than December 27, 2015 in order to be eligible for inclusion in our 2015 information statement relating to that meeting.  Stockholders wishing to submit proposals to be presented directly at our 2015 annual meeting of stockholders instead of by inclusion in next year’s information statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

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